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                                                                    Exhibit 24



                                 POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director and/or officer of Meridian Medical Technologies, Inc., a corporation organized under the laws of the State of Delaware, hereby constitutes and appoints James H. Miller, Jeffrey W. Church, and Steven Kaplan, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign a registration statement on Form S-3 or other appropriate form and all amendments (including post-effective amendments) thereto, and to file the same, with exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all and intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned director has hereunto set his hand as of the date specified below.

Dated:  December 16, 1996


/s/ JAMES H. MILLER
-------------------------
James H. Miller


/s/ BRUCE M. DRESNER
-------------------------
Bruce M. Dresner


/s/ ROBERT G. FOSTER
-------------------------
 Robert G. Foster


/s/ E. ANDREWS GRINSTEAD, III
----------------------------
E. Andrews Grinstead, III


/s/ DAVID L. LOUGEE
-------------------------
David L. Lougee